                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

            We consent to the  incorporation  by reference  in the  Registration
Statement on Form S-3 of our report dated February 16, 2004 relating to the 2003 consolidated financial statements of Catskill Development,  LLC and Subsidiaries which appear in Empire Resorts, Inc.'s annual report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on
March 30, 2004, and to the reference to our firm under the caption  "Experts" in this registration statement.

                                             /s/ Friedman LLP
                                             ----------------
                                             Friedman LLP

New York, New York
September 8, 2004